Exhibit 99.1

Investor Relations Contact
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact
Holly Campbell
Adobe Systems Incorporated
408-536-6401
campbell@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Strong Second Quarter Results

Product Mix and Geographic Diversity Drive 19 Percent Year-Over-Year Revenue Growth

SAN JOSE, Calif. — June 16, 2008 — Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its second quarter ended May 30, 2008.

In the second quarter of fiscal 2008, Adobe achieved revenue of $886.9 million, compared to $745.6 million reported for the second quarter of fiscal 2007 and $890.4 million reported in the first quarter of fiscal 2008.  This represents 19 percent year-over-year revenue growth.  Adobe’s second quarter revenue target range was $855 to $885 million.

“Our strong performance in Q2 was driven by the product mix and geographic diversity of our business,” said Shantanu Narayen, president and chief executive officer. “We continue to execute against our strategy, and are well positioned for solid financial performance in the second half of this year and beyond.”

Second Quarter GAAP Results

Adobe’s GAAP diluted earnings per share for the second quarter of fiscal 2008 were $0.40, based on 542.4 million weighted average shares. This compares with GAAP diluted earnings per share of $0.25 reported in the second quarter of fiscal 2007 based on 603.4 million weighted average shares, and GAAP diluted earnings per share of $0.38 reported in the first quarter of fiscal 2008 based on 571.3 million weighted average shares. Adobe’s second quarter GAAP earnings per share target range was $0.35 to $0.37.

GAAP operating income was $260.2 million in the second quarter of fiscal 2008, compared to $180.4 million in the second quarter of fiscal 2007 and $275.4 million in the first quarter of fiscal 2008.  As a percent of revenue, GAAP operating income in the second quarter of fiscal 2008 was 29.3 percent, compared to 24.2 percent in the second quarter of fiscal 2007 and 30.9 percent in the first quarter of fiscal 2008.

GAAP net income was $214.9 million for the second quarter of fiscal 2008, compared to $152.5 million reported in the second quarter of fiscal 2007, and $219.4 million in the first quarter of fiscal 2008.

Second Quarter Non-GAAP Results

Non-GAAP diluted earnings per share for the second quarter of fiscal 2008 were $0.50.  This compares with non-GAAP diluted earnings per share of $0.37 reported in the second quarter of fiscal 2007, and non-GAAP diluted earnings per share of $0.48 reported in the first quarter of fiscal 2008.  Adobe’s second quarter non-GAAP earnings per share target range was $0.45 to $0.47.

Adobe’s non-GAAP operating income was $349.6 million in the second quarter of fiscal 2008, compared to $282.1 million in the second quarter of fiscal 2007 and $359.0 million in the first quarter of fiscal 2008.  As a percent of revenue, non-GAAP operating income in the second quarter of fiscal 2008 was 39.4 percent, compared to 37.8 percent in the second quarter of fiscal 2007 and 40.3 percent in the first quarter of fiscal 2008.

Non-GAAP net income was $272.7 million for the second quarter of fiscal 2008, compared to $223.2 million in the second quarter of fiscal 2007, and $273.0 million in the first quarter of fiscal 2008.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Adobe Provides Third Quarter Financial Targets

For the third quarter of fiscal 2008, Adobe announced it is targeting revenue of $855 million to $885 million.  The Company also stated it is targeting an operating margin of approximately 29 percent on a GAAP basis, and an operating margin of approximately 38.5 percent on a non-GAAP basis.

In addition, Adobe is targeting its share count to be between 544 million and 548 million shares in the third quarter.  The Company also is targeting GAAP and non-GAAP non-operating income to be approximately $4 million.  Adobe’s GAAP tax rate is expected to be approximately 25 percent, and its non-GAAP tax rate is expected to be approximately 26 percent.

These targets lead to a third quarter diluted earnings per share target range of $0.34 to $0.36 on a GAAP basis, and a earnings per share target range of $0.45 to $0.47 on a non-GAAP basis.

A reconciliation between these GAAP and non-GAAP financial targets is provided at the end of this press release.

Third quarter financial targets do not include the impact of a $90 million acquisition of intellectual property rights closed in June, which Adobe believes will not affect the Company’s non-GAAP targets.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to revenue, operating margin, non-operating income, tax rate, share count, earnings per share, and business momentum which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: delays in development or shipment of Adobe’s new products or major new versions of existing products, introduction of new products and business models by existing and new competitors, failure to successfully manage transitions to new business models and markets, failure to anticipate and develop new products and services in response to changes in demand for application software and software delivery, computers, printers, or other non PC-devices, adverse changes in general economic or political conditions in any of the major countries in which Adobe does business, difficulty in predicting revenue from new businesses, costs related to intellectual property acquisitions, disputes and litigation, inability to protect Adobe’s intellectual property from third-party infringers, use, disclosure or malicious attack, failure to realize the anticipated benefits of past or future acquisitions and difficulty in integrating such acquisitions, changes to Adobe’s distribution channel, disruption of Adobe’s business due to catastrophic events, risks associated with international operations, fluctuations in foreign currency exchange rates, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or intangible assets, unanticipated changes in, or interpretations of, tax rules and regulations, Adobe’s inability to attract and retain key personnel, impairment of our investment portfolio due to further deterioration of the capital markets, market risks associated with Adobe’s equity investments, and interruptions or terminations in Adobe’s relationships with turnkey assemblers. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

The financial information set forth in this press release reflects estimates based on information available at this time.  These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for the second quarter ended May 30, 2008, which the Company expects to file in July 2008.  Adobe does not undertake an obligation to update forward-looking statements.

About Adobe Systems Incorporated

Adobe revolutionizes how the world engages with ideas and information — anytime, anywhere and through any medium. For more information, visit www.adobe.com.

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© 2008 Adobe Systems Incorporated. All rights reserved. Adobe and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Six Months Ended
	May 30, 2008	June 1, 2007	May 30, 2008	June 1, 2007
Revenue:
Products	$841,301	$713,469	$1,693,263	$1,333,767
Services and support	45,585	32,108	84,068	61,217
Total revenue	886,886	745,577	1,777,331	1,394,984

Total cost of revenue:
Products	58,229	70,715	118,034	124,530
Services and support	24,637	20,499	47,307	38,947
Total cost of revenue	82,866	91,214	165,341	163,477

Gross profit	804,020	654,363	1,611,990	1,231,507

Operating expenses:
Research and development	170,300	150,049	338,785	287,178
Sales and marketing	279,365	236,402	541,960	451,080
General and administrative	77,078	68,597	160,007	129,872
Restructuring and other charges	—	—	1,431	—
Amortization of purchased intangibles and incomplete technology	17,099	18,924	34,198	36,649
Total operating expenses	543,842	473,972	1,076,381	904,779

Operating income	260,178	180,391	535,609	326,728

Non-operating income (expense):
Interest and other income, net	12,150	20,618	25,440	43,133
Interest expense	(3,828)	(55)	(5,637)	(106)
Investment gains, net	9,506	4,162	18,238	9,763
Total non-operating income, net	17,828	24,725	38,041	52,790

Income before income taxes	278,006	205,116	573,650	379,518
Provision for income taxes	63,096	52,611	139,361	83,162

Net income	$214,910	$152,505	$434,289	$296,356

Basic net income per share	$0.40	$0.26	$0.79	$0.50

Shares used in computing basic net income per share	533,391	587,929	547,996	588,536

Diluted net income per share	$0.40	$0.25	$0.78	$0.49

Shares used in computing diluted net income per share	542,376	603,417	557,703	604,373

Condensed Consolidated Balance Sheets

(In thousands, except per share data; unaudited)

	May 30,	November 30,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$1,162,453	$946,422
Short-term investments	702,283	1,047,432
Trade receivables, net of allowances for doubtful accounts of $4,026 and $4,398, respectively	321,150	318,145
Other receivables	46,980	44,666
Deferred income taxes	100,206	171,472
Prepaid expenses and other assets	48,397	44,840
Total current assets	2,381,469	2,572,977

Property and equipment, net	300,371	289,758
Goodwill	2,135,167	2,148,102
Purchased and other intangibles, net	313,245	402,619
Investment in lease receivable	207,239	207,239
Other assets	122,926	92,984
	$5,460,417	$5,713,679

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade and other payables	$60,961	$66,867
Accrued expenses	377,572	383,436
Accrued restructuring	5,573	3,731
Income taxes payable	37,065	215,058
Deferred revenue	191,594	183,318
Total current liabilities	672,765	852,410

Long-term liabilities:
Debt	350,000	—
Accrued restructuring	10,152	13,987
Income taxes payable	200,111	—
Deferred income taxes	137,852	148,943
Deferred revenue	24,819	25,950
Other liabilities	24,061	22,407
Total liabilities	1,419,760	1,063,697

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	2,308,054	2,340,969
Retained earnings	4,475,880	4,041,592
Accumulated other comprehensive income	21,301	27,948
Treasury stock, at cost (70,640 and 29,425 shares, respectively), net of reissuances	(2,764,639)	(1,760,588)
Total stockholders’ equity	4,040,657	4,649,982
	$5,460,417	$5,713,679

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended
	May 30, 2008	June 1, 2007
Cash flows from operating activities:
Net income	$214,910	$152,505
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	68,656	87,049
Stock-based compensation expense, net of tax	48,387	39,957
Net investment losses (gains)	914	(4,088)
Changes in deferred revenue	1,795	35,220
Changes in operating assets and liabilities	(2,871)	34,756

Net cash provided by operating activities	331,791	345,399

Cash flows from investing activities:
Purchases of short-term investments, net of sales and maturities	(27,100)	332,651
Purchases of property and equipment	(22,403)	(23,484)
Purchases of long term investments and other assets, net of sales	(19,599)	(12,446)
Investment in lease receivable	—	(80,439)
Cash paid for acquisitions	—	(64,275)

Net cash (used for) provided by investing activities	(69,102)	152,007

Cash flows from financing activities:
Purchases of treasury stock	(150,161)	(300,013)
Reissuances of treasury stock	108,957	137,800
Repayment of borrowings under credit facility	(100,000)	—
Excess tax benefits from stock-based compensation	9,329	35,866

Net cash used for financing activities	(131,875)	(126,347)

Effect of exchange rate changes on cash and cash equivalents	(1,094)	4,528

Net increase in cash and cash equivalents	129,720	375,587

Cash and cash equivalents at beginning of period	1,032,733	526,030

Cash and cash equivalents at end of period	$1,162,453	$901,617

Non-GAAP Results

(In thousands, except per share data)

The following tables show the Company’s non-GAAP results reconciled to GAAP results included in this release for the quarters ended May 30, 2008, June 1, 2007 and February 29, 2008.

	Three Months Ended
	May 30, 2008	June 1, 2007	February 29, 2008

Operating income:

GAAP operating income	$260,178	$180,391	$275,431
Stock-based compensation	48,388	39,637	43,034
Restructuring and other charges	—	—	1,431
Amortization of purchased intangibles and incomplete technology	41,071	62,026	39,071
Non-GAAP operating income	$349,637	$282,054	$358,967

Net income:

GAAP net income	$214,910	$152,505	$219,379
Stock-based compensation, net of tax	34,998	28,087	30,859
Restructuring and other charges, net of tax	—	—	1,026
Amortization of purchased intangibles and incomplete technology, net of tax	29,705	45,335	28,018
Investment gain, net of tax	(6,875)	(2,712)	(6,262)
Non-GAAP net income	$272,738	$223,215	$273,020

Diluted net income per share:

GAAP net income	$0.40	$0.25	$0.38
Stock-based compensation, net of tax	0.07	0.05	0.06
Restructuring and other charges, net of tax	—	—	—
Amortization of purchased intangibles and incomplete technology, net of tax	0.05	0.07	0.05
Investment gain, net of tax	(0.02)	—	(0.01)
Non-GAAP net income	$0.50	$0.37	$0.48

Shares used computing diluted net income per share	542,376	603,417	571,259

	Three Months
	May 30, 2008	June 1, 2007	February 29, 2008
Operating expenses:

GAAP operating expenses	$543,842	$473,972	$532,539
Stock-based compensation	(47,200)	(38,098)	(42,190)
Restructuring and other charges	—	—	(1,431)
Amortization of purchased intangibles and incomplete technology	(17,099)	(18,924)	(17,099)
Non-GAAP operating expenses	$479,543	$416,950	$471,819

Operating margin:

GAAP operating margin	29.3%	24.2%	30.9%
Stock-based compensation	5.5	5.3	4.8
Restructuring and other charges	—	—	0.2
Amortization of purchased intangibles and incomplete technology	4.6	8.3	4.4
Non-GAAP operating margin	39.4%	37.8%	40.3%

Effective income tax rate:

GAAP effective income tax rate	22.7%
Stock-based compensation	0.7
Amortization of purchased intangibles and incomplete technology	0.5
Investment gain	(0.1)
Non-GAAP effective income tax rate	23.8%

Third Quarter Fiscal Year 2008 Non-GAAP Financial Targets

(In millions, except per share data)

The following tables show the Company’s third quarter fiscal year 2008 non-GAAP financial targets reconciled to GAAP financial targets included in this release.

Third Quarter Fiscal 2008

Operating margin:

GAAP operating margin	29.0%
Stock-based compensation	5.0
Amortization of purchased intangibles and incomplete technology	4.5
Non-GAAP operating margin	38.5%

	Third Quarter Fiscal 2008
	Low	High
Diluted net income per share:

GAAP net income per share	$0.34	$0.36
Stock-based compensation, net of tax	0.06	0.06
Amortization of purchased intangibles and incomplete technology, net of tax	0.05	0.05
Non-GAAP net income per share	$0.45	$0.47

Shares used in computing diluted net income per share	548.0	544.0

Third Quarter Fiscal 2008

GAAP effective income tax rate	25.0%
Stock-based compensation	0.5
Amortization of purchased intangibles and incomplete technology	0.5
Non-GAAP effective income tax rate	26.0%

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review, as applicable,  both GAAP information that includes the stock-based compensation impact of SFAS 123R, restructuring and other charges, amortization of purchased intangibles and incomplete technology, investment gains and losses and the related tax impact of these items, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.  Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.